Exhibit 99.1

OFS CAPITAL CORPORATION ANNOUNCES FIRST QUARTER 2013

DIVIDEND AND FINANCIAL RESULTS FOR YEAR ENDED DECEMBER 31, 2012

Rolling Meadows, IL—March 26, 2013—OFS Capital Corporation (NASDAQ: OFS) (“OFS Capital” or the “Company”) today announced its first quarter 2013 dividend and its financial results for the year ended December 31, 2012.

The consolidated results for the year ended December 31, 2012 reflect the performance of the Company’s predecessor, OFS Capital, LLC, prior to the Company’s initial public offering (“IPO”), which was effective on November 7, 2012. Based on the Company’s qualification to be treated as a business development company (“BDC”) and related changes in accounting principles immediately following the completion of the IPO, the Company’s consolidated results for the year ended December 31, 2012 may not be indicative of the results reported in future periods. In accordance with applicable accounting standards, the Company has included in this press release consolidated results subsequent to its IPO from November 8, 2012 through December 31, 2012 (the “stub period”).

HIGHLIGHTS

($ in millions)

As of December 31, 2012
Portfolio Results
Total assets	$245.5

Investment portfolio, at fair value	$232.2

Net assets	$141.8

Weighted average yield on debt investments (at fair value)	7.64%

	Year ended December 31, 2012	November 8, 2012- December 31, 2012
Portfolio Activity
Investments in new portfolio companies, at par	$92.7	$32.7
Number of new portfolio companies	24	8
Number of portfolio companies at end of period	59	59
Operating Results
Total investment income	$13.4	$2.6

Net investment income	$4.1	$0.7

Net increase in net assets resulting from operations	$6.2	$0.9

Other Key Data Points

•

On November 26, 2012, the Company declared fourth quarter 2012 dividend of $0.34 per share ($0.17 per share pro-rated for fifty-four days remaining in the quarter post-IPO). The dividend was paid in January 2013.

•	The Company had net asset value (“NAV”) of $14.80 per share as of December 31, 2012.

“I am pleased that, since the IPO of OFS Capital, we have been able to exploit the strategic benefit of our OFS Capital WM subsidiary to invest in senior secured floating rate assets during the stub period,” said Glenn Pittson, Chairman and Chief Executive Officer of OFS Capital Corporation. “These incremental assets have enhanced the earnings of OFS Capital while we continue to make progress on converting our investment in the Tamarix Capital Partners L.P. (“Tamarix LP”) small business investment company (“SBIC”) into a drop-down SBIC fund within OFS Capital, though work remains on obtaining the necessary approvals. As we enter what appears to be a new phase in the corporate credit cycle, we remain committed to prudent, thoughtful growth as we deploy capital, to preserve the investment entrusted to us by our shareholders.”

PORTFOLIO AND INVESTMENT ACTIVITY

During the stub period, the Company closed debt investments of $35.8 million at par, including $32.7 million, at par, in new portfolio companies, through its wholly-owned subsidiary, OFS Capital WM, LLC (“OFS Capital WM”).

For the year ended December 31,2012, the Company closed on investments totaling $92.7 million in 24 new portfolio companies, including investments in 23 portfolio companies of OFS Capital WM totaling $87.9 million of senior secured debt investments, as well as a $4.8 million limited partnership investment in the Tamarix LP SBIC fund.

The total fair value of OFS Capital’s investment portfolio was $232.2 million as of December 31, 2012, including a total of $227.5 million in senior secured debt investments in 58 portfolio companies held in OFS Capital WM (with a 7.64% weighted average yield to fair value), as well as a $4.7 million fair value for the Company’s 67.5% limited partnership interest in Tamarix LP.

As of December 31, 2012, the investment portfolio held by Tamarix LP consisted of outstanding loans of $18.2 million in aggregate principal amount, and equity investments of $2.6 million at fair value.

RESULTS OF OPERATIONS

Net investment income

Total investment income was $2.6 million and $13.4 million, respectively, for the stub period and full year ended December 31, 2012, and total expenses were $1.9 million and $9.3 million, respectively, for the same periods. Net investment income was $0.7 million and $4.1 million, respectively, for the stub period and twelve months ended December 31, 2012.

Net realized and unrealized gain (loss) loss on investments

Net realized and unrealized losses on investments were $0.3 million and $1.2 million, respectively, for the stub period and full year ended December 31, 2012, respectively. The Company had net unrealized losses of $0.3 million for the stub period ended December 31, 2012, as well as a total of $1.1 million in net realized losses on two loan sales by OFS Capital WM in May 2012 and September 2012, respectively, which was prior to the Company’s IPO.

Other income prior to becoming a business development company

The Company had $3.1 million in other income prior to becoming a BDC, primarily through $2.6 million in income from equity interest in OFS Capital WM prior to the consolidation of that entity’s operations into the Company’s consolidated statements of operation effective April 1, 2012, as well as $0.4 million in income from equity interest in Tamarix from July 27, 2012 through November 7, 2012.

Cumulative effect of accounting change and extraordinary gain (loss)

The Company recorded cumulative effect of accounting change in the approximate amounts of $(0.3) million and $0.2 million, respectively, for the stub period and full year ended December 31, 2012, respectively. The $0.3 million of cumulative decrease to the Company’s net income for the stub period was due to the adoption of fair value accounting for its investment in Tamarix LP as a result of the BDC election on November 7, 2012 (“BDC Conversion Adjustment”). The $0.2 million net increase to the Company’s net income was a result of the $(0.3) million BDC Conversion Adjustment, as well as an approximately $0.5 million cumulative accounting effect of Tamarix LP’s conversion to an investment company effective May 10, 2012, when it received its SBIC license.

The Company had an extraordinary gain of $0.9 million for the stub period. OFS Capital WM settles its quarterly waterfall distributions twenty days following the end of each calendar quarter, and the OFS Capital WM waterfall distribution for the fourth quarter of 2012 was made on January 22, 2013. Although the fourth quarter equity distribution included $0.9 million relating to the pre-IPO period from October 1, 2012 through November 7, 2012, which could have been redistributed for the benefit of the sole member of OFS Capital prior to the IPO, the entire equity distribution from the January 22, 2013 waterfall was instead retained by OFS Capital WM’s sole member, OFS Capital. As a result, an extraordinary gain of $0.9 million was recognized by the Company during the stub period.

Net increase in net assets resulting from operations

Net increase in net assets resulting from operations was approximately $0.9 million and $6.2 million, respectively, in the stub period and full year ended December 31, 2012, and the Company’s NAV was $14.80 per share at December 31, 2012.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2012, OFS Capital had approximately $8.3 million in cash and cash equivalents, $99.2 million in debt outstanding, and $34.9 million in borrowing availability on its revolving credit facility.

The Company intends to continue to use its liquidity to finance its investment objectives.

QUARTERLY DIVIDEND OF $0.34 PER SHARE DECLARED

OFS Capital announced today that its Board of Directors has declared a quarterly dividend of $0.34 per share, payable on April 30, 2013 to stockholders of record as of April 17, 2013. The Company has adopted a dividend reinvestment plan that provides for reinvestment of dividends on behalf of its stockholders, unless a stockholder elects to receive cash prior to the record date. As a result, when the Company declares a cash dividend, stockholders who have not opted out of the dividend reinvestment plan prior to the record date will have their dividend automatically reinvested in additional shares of the Company’s common stock. The specific tax characteristics of the dividend will be reported to stockholders on Form 1099 after the end of the calendar year and in the Company’s periodic report filed with the Securities and Exchange Commission.

CONFERENCE CALL

The Company will host a conference call to discuss these results on Tuesday, March 26, 2013 at 10:00 AM Eastern Daylight Time. To participate in the call, please dial (888) 317-6016 (domestic dial-in) or (412) 317-6016 (international dial-in) approximately 15 minutes prior to the call.

A telephone replay of the conference call will be available from 2:00 PM Eastern Daylight Time on March 26, 2013 until 11:59 PM on May 26, 2013 and may be accessed by calling (8767) 344-7529 (domestic dial-in) or (412) 317-0088 (international dial-in) and utilizing passcode 10026498.

For more detailed discussion of the financial and other information included in this press release, please refer to the Company’s Form 10-K for the year ended December 31, 2012, which is to be filed with the Securities and Exchange Commission.

OFS Capital Corporation and Subsidiaries

Consolidated Balance Sheets

(Amounts in thousands, except share and per share data)

	December 31,
	2012	2011
Assets
Investments, at fair value
Non-affiliate investments (cost of $231,781 at December 31, 2012)	$227,542	$—
Affiliate investments (cost of $5,049 at December 31, 2012)	4,657	—

Total investments at fair value	232,199	—
Cash and cash equivalents	8,270	814
Restricted cash and cash equivalents	623	—
Loans receivable, net of allowance for losses of $219 at December 31, 2011	—	13,804
Interest receivable	1,292	12
Prepaid expenses and other assets	326	456
Deferred offering costs	—	4,253
Deferred financing costs, net of accumulated amortization of $1,336 at December 31, 2012	2,839	—
Equity investment in OFS Capital WM	—	43,120
Other equity investments	—	2,455

Total assets	$245,549	$64,914

Liabilities
Accrued professional fees	$463	$—
Accrued deferred offering costs	—	3,078
Interest payable	1,222	—
Dividend payable	1,628	—
Management fee payable	667	302
Administration fee payable	110	—
Other payables	223	3
Due to affiliated entities, net	9	6,812
Deferred loan fee revenue	204	—
Revolving line of credit	99,224	—

Total liabilities	103,750	10,195

Net Assets/Member’s equity
Member’s equity	—	54,719
Preferred stock, par value of $0.01 per share, 2,000,000 shares authorized, 0 shares issued and outstanding as of December 31, 2012 and 2011	—	—
Common stock, par value of $0.01 per share, 100,000,000 shares authorized, 9,578,691 shares issued and outstanding as of December 31, 2012 and 2011	96	—
Paid-in capital in excess of par	142,408	—
Distributions in excess of net investment income	(94)
Net unrealized depreciation on investments	(611)	—

Total net assets/member’s equity	141,799	54,719

Total liabilities and net assets/member’s equity	$245,549	$64,914

Number of shares outstanding	9,578,691	N/A

Net asset value per share	$14.80	N/A

OFS Capital Corporation and Subsidiaries

Consolidated Statements of Operations

(Amounts in thousands, except share and per share data)

	Post-IPO as a Business Development Company	Pre-IPO Prior to becoming a Business Development Company (1)
	For the Period November 8, 2012 through December 31, 2012	For the Period January 1, 2012 through November 7, 2012	For the Year Ended December 31, 2012 (2)	For the Year Ended December 31, 2011	For the Year Ended December 31, 2010

Investment income
Interest income from non-affiliate investments	$2,593	$10,733	$13,326	$1,752	$10,253
Dividend and fee income	—	106	106	20	185

Total investment income	2,593	10,839	13,432	1,772	10,438

Expenses
Interest expense	580	3,583	4,163	831	3,654
Amortization of deferred financing closing costs	127	345	472	—	1,500
Management fee	427	1,818	2,245	1,365	343
Management fees - other related parties	—	627	627	—	1,507
Professional fees	472	463	935	151	194
Administrative fee	110	—	110	—	—
General and administrative expenses	216	569	785	288	268

Total expenses	1,932	7,405	9,337	2,635	7,466

Net investment income (expenses)	661	3,434	4,095	(863)	2,972

Net realized and unrealized gain (loss) on investments
Net realized loss on non-affiliate investments	—	(1,112)	(1,112)	—	—
Net change in unrealized appreciation (depreciation) on non-affiliate investments	(222)	161	(61)	(156)	19
Net change in unrealized depreciation on affiliate investments	(41)	—	(41)	—	—

Net realized and unrealized gain (loss) on investments	(263)	(951)	(1,214)	(156)	19

Other income (loss) prior to becoming a business development company
Loan loss recovery on loans receivable and loan receivable pledged to creditors	—	—	—	199	2,390
Income (loss) from equity interest in OFS Capital WM	—	2,645	2,645	(638)	2,353
Income from equity interest in Tamarix LP	—	378	378	—	—
Loss on sale of loans to OFS Capital WM	—	—	—	(889)	—
Loss on sale of other loans, net	—	—	—	—	(1,641)
Gain on payable under securities loan agreement	—	—	—	71	—
Unrealized loss on payable under securities loan agreement					(1,058)
Net loss attributable to the non-controlling interests	—	61	61	—	—
Gain on restructuring of loans	—	—	—	—	152
Other income	—	29	29	89	52

Total other income (loss) prior to becoming a business development company	—	3,113	3,113	(1,168)	2,248

Net increase (decrease) in net assets before cumulative effect of accounting change and extraordinary gain (loss)	398	5,596	5,994	(2,187)	5,239
Cumulative effect of accounting change	(348)	570	222	—	—
Extraordinary gain (loss)	873	(873)	—	—	—

Net increase (decrease) in net assets resulting from operations	$923	$5,293	$6,216	$(2,187)	$5,239

Net investment income per common share - basic and diluted	$0.07

Net increase in net assets resulting from operations per common share - basic and diluted	$0.10

Dividend declared per common share - basic and diluted	$0.17

Basic and diluted weighted average shares outstanding	9,578,691

(1)	For historical periods that include financial results prior to November 7, 2012, the Company did not have common shares outstanding or an equivalent and, therefore, earnings per share, dividends declared per common shares and weighted average shares outstanding information for periods that include financial results prior to November 7, 2012 are not provided.
(2)	The consolidated statement of operations for the year ended December 31, 2012 included the Company’s Pre-IPO and Post-IPO operations during 2012.

OFS CAPITAL IPO BACKGROUND

In connection with OFS Capital’s initial public offering (“IPO”), on November 7, 2012, the Company converted from a limited liability company to a corporation, as a result of which the sole membership interest held by Orchard First Source Asset Management, LLC, or OFSAM, prior to the conversion was exchanged for 2,912,024 shares of the Company’s common stock. In connection with the IPO, the Company elected to be treated as a business development company (“BDC”). On November 14, 2012, the Company completed its IPO selling 6,666,667 shares of its common stock at a public offering price of $15 per share, raising $100 million in gross proceeds. In connection with its IPO, the Company incurred approximately $6.2 million of sales load and $5.8 million of offering related costs, all of which were borne by OFSAM. The Company utilized approximately $90 million of its IPO proceeds to pay down the senior secured revolving credit facility.

ABOUT OFS CAPITAL

OFS Capital is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company. OFS Capital’s investment objective is to provide shareholders with both current income and capital appreciation primarily through debt investments and, to a lesser extent, equity investments.

Headquartered in Rolling Meadows, Illinois, with additional offices in New York and Los Angeles, OFS Capital invests primarily in middle-market companies in the United States, generally focusing its investment activities on private companies that are owned by private equity sponsors or owner/operators and have annual EBITDA between $5 million and $50 million. OFS Capital offers flexible solutions through a variety of asset classes including senior secured, unitranche, second-lien and mezzanine loans, and to a lesser extent, equity securities.

OFS Capital’s investment activities are managed by OFS Capital Management, LLC, which is an investment adviser registered under the Investment Advisers Act of 1940.

FORWARD-LOOKING STATEMENTS

Statements made in this press release may contain forward-looking statements that involve substantial risks and uncertainties, some of which are beyond the control of OFS Capital’s management, and are difficult to predict. Such forward-looking statements are not historical facts but, rather, reflect assumptions, estimates, and projections by OFS Capital concerning anticipated results and provide no guarantee of future performance. All forward-looking statements speak only as of the date of this press release, and OFS Capital undertakes no duty to update any forward-looking statements herein made.

CONTACT

Investor Relations

Bill Mendel

Phone: 847.734.2060

Email: Investorrelations@ofscapitalcorp.com

Fax: 847.734.7910